Exhibit 99.1

FOR IMMEDIATE RELEASE

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES CEO TRANSITION PLAN

FORT WASHINGTON, PA., February 2, 2018 – Walter Investment Management Corp. (“Walter” or the “Company”) (NYSE: WAC.BC) today announced that Anthony N. Renzi, the Company’s Chief Executive Officer and President, will be leaving the Company. To ensure a smooth transition, Mr. Renzi intends to stay with the Company and continue to serve as Chief Executive Officer and President until a permanent or interim successor is named. The Company expects to retain an executive search firm to identify and evaluate internal and external candidates to succeed Mr. Renzi.

George M. Awad, Chairman of Walter’s Board of Directors, said, “Under Tony’s leadership, Walter has transformed into a more focused and efficient Company that is well positioned to build on the strengths of its core business to drive future growth and success. With the upcoming completion of our court-supervised financial restructuring efforts, we believe that this is the right time to transition leadership and prepare for Walter’s next chapter. We are focused on identifying a strong leader who shares our commitment to creating value by continuously enhancing the customer experience. We thank Tony and appreciate his continued support as the Board conducts a thoughtful and comprehensive search for Walter’s next CEO.”

Mr. Renzi said, “I am proud of all that we have accomplished to transform Walter by focusing on our core business, reducing costs and undertaking a financial restructuring process that will enable the Company to focus its resources on strengthening the areas that are critical to its success. I am confident that our next CEO and the rest of the Company’s outstanding employees will continue to build on the important progress we have made and will advance our mission of caring for our customers throughout the homeownership journey. I look forward to continuing to work with my colleagues to ensure a seamless transition.”

As previously announced on January 17, 2018, the United States Bankruptcy Court for the Southern District of New York (the “Court”) recently approved the Company’s prepackaged financial restructuring plan (the “Prepackaged Plan”). The Company is continuing to work towards satisfying all conditions precedent to the Prepackaged Plan and currently expects that such conditions will be satisfied and to emerge from Chapter 11 in the near-term.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,100 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the effective date of the prepackaged plan and the Company’s CEO search process.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions or senior executive changes the Company announces, considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com